                                                           Exhibit 4.1


                                 CRAY RESEARCH, INC.
                                 AMENDED AND RESTATED
                           1989 EMPLOYEE BENEFIT STOCK PLAN

1.  PURPOSE.

    This Plan is intended to provide a means for Cray Research, Inc. (the "Company"), by granting shares of Company stock in the form of stock grants ("Stock Grants"), grants of restricted stock ("Restricted Stock") and options to purchase Company stock ("Options") to selected management and other key employees, to attract and retain persons of ability and motivate them to advance the interests of the Company. An employee eligible to participate under the Plan is hereinafter referred to as an "Employee."

    It is intended that the Plan be interpreted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also intended that, except as otherwise limited by paragraph 2, some or all of the Options granted to Employees under the Plan may constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and some or all of the Options may constitute "nonstatutory options", i.e., options not qualifying under Section 422 or other similar provisions of the Code. Unless otherwise indicated, the terms and conditions of the Plan shall apply equally to all Stock Grants, grants of Restricted Stock and Options hereunder, regardless of whether Options be incentive stock options or nonstatutory options.

2.  ADDITIONAL DEFINITIONS.  As used herein, the following definitions apply:

    (a) "Continuous Status as an Employee" means that the relationship as an Employee is not interrupted or terminated by the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of qualifying an Option as an incentive stock option, in the event any such leave exceeds ninety (90) days, the Employee's Continuous Status as an Employee will be deemed to have terminated on the ninety-first (91st) day after the commencement of such leave, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company and its subsidiaries.

    (b)  "Disability" means total and permanent disability as defined in
         Section 22(e)(3) of the Code.

    (c) "Fair Market Value" means, as of any date, the closing price for a share of Common Stock as reported daily in THE WALL STREET JOURNAL or a similar readily available public source (or if no sales of shares were made on such date, the closing price of a share as reported for the preceding day), unless the Committee shall determine that such method does not reflect, due to circumstances prevailing at that time, the true fair market value of the Company's Common Stock. In that event, the Committee shall determine fair market value through such alternative method as it may in good faith determine to be then appropriate.

3.  SHARES SUBJECT TO THE PLAN.

    Subject to adjustment as provided in Section 11, a total of 7,888,000 shares of authorized but unissued or reacquired Common Stock of the Company is authorized and reserved for issuance to Employees under the Plan in the form of Stock Grants or grants of Restricted Stock or upon the exercise of Options; provided, however, that no more than 7,888,000 shares shall be cumulatively available for the grant of incentive stock options under the Plan. If any Option expires or terminates without having been exercised in full, the unacquired shares (including shares forfeited on the termination of any grant of Restricted Stock) shall be available for the grant of future Stock Grants, grants of Restricted Stock or Options under the Plan.

4.  ADMINISTRATION.

    The Plan shall be administered by a Committee of the Board of Directors of the Company, consisting of at least two (2) disinterested persons not eligible to participate under this Plan or under any other stock or option plan of the Company or its subsidiaries except as may be permitted in accordance with Rule 16b-3 under the Exchange Act (the "Committee").

5.  ELIGIBILITY.

    The Committee shall determine the Employees to whom, and the number of shares for which, Stock Grants, grants of Restricted Stock and/or Options shall be granted, taking into consideration such factors, including any recommendations of the Chief Executive Officer of the Company, as it deems relevant to select and motivate employees of ability to advance the interests of the Company. Employees so selected shall be either management or other key employees of the Company or its subsidiaries, who the Committee determines have contributed materially to the success of the Company or are in a position to contribute materially to the future success of the Company. Except as hereafter limited, an Employee from time to time may be granted any combination of Stock Grants, grants of Restricted Stock and Options (incentive or nonstatutory) as the Committee shall determine.

    An employee shall not be eligible to receive an incentive stock option if immediately before the Option is to be granted the employee owns (directly and through application of the constructive stock ownership attribution rules of
Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary. The aggregate Fair Market Value (determined at the time an Option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an Employee during any calendar year (under this Plan and all other plans of the Company and its subsidiaries pursuant to Section 422 of the Code) shall not exceed $100,000.

6.  STOCK OPTIONS.

    All Options granted hereunder shall be evidenced by an Option Agreement executed as of the date of grant by the Company and the Employee, on such terms as may be determined by the Committee, including the following:

    (a) The Option Agreement shall specify whether the Option is an incentive stock option or a nonstatutory option.

    (b) The "date of grant" for any Option granted under the Plan shall be specified in the Option Agreement.

    (c) The Option exercise price per share shall be specified in the Option Agreement and shall be equal to 100% of the Fair Market Value of a share of Company Common Stock on the date of grant.

    (d) The Option exercise price shall be paid at the time of exercise. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an incentive stock option, shall be determined at the time of grant) and may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other shares which (i) in the case of shares acquired upon exercise of an option, have been owned by the Employee for more than six months on the date of surrender and (ii) have an aggregate Fair Market Value on the date of surrender not greater than the aggregate exercise price of the shares as to which said Option shall be exercised; (5) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of shares as the Committee determines are consistent with the Plan's purpose and applicable law. Any fractional share not required for payment of the Option exercise price shall be paid for by the Company in cash on the basis of the same value utilized for such exercise.

    (e) At the time an Option is granted, the Committee shall determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the Option may first be purchased. The Committee may specify that an Option may not be exercised until the completion of a service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years from the date of grant.

    (f) An incentive stock option hereunder shall not contain terms pursuant to which the exercise of the Option would affect the Employee's right to exercise a nonstatutory option hereunder, or vice versa, such that the incentive stock option would be deemed a prohibited "tandem stock option" within the meaning of Section 422 of the Code and the regulations thereunder.

    (g) Unless the issuance of the shares upon the exercise of an Option hereunder is registered or exempt under federal and state securities laws, the Employee shall be required to give an investment representation at the time of exercise, and transfer of the shares shall be appropriately restricted.

    (h) During the lifetime of an Employee, Options held by such Employee may be exercised only by the Employee and only while an Employee of the Company or of a parent or a subsidiary of the Company and only if such Employee has maintained his or her Continuous Status as an Employee since the date such Options were granted; provided, however, that:

         (1) In the event an Employee's Continuous Status as an Employee terminates (other than upon his or her death or Disability), the Option holder may exercise his or her Option, but only within such period of time from the date of such termination as is determined by the Committee, not to exceed three (3) months in the case of an Option that is intended to qualify as an incentive stock option, and, unless determined otherwise by the Committee, only to the extent that the Employee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Employee was not entitled to exercise an Option at the date of such termination, and to the extent that he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (2) In the event an Employee's Continuous Status as an Employee terminates as a result of his or her Disability, the Option holder may exercise his or her Option, but only within twelve
              (12) months from the date of such termination, and, unless determined otherwise by the Committee, only to the extent that the Employee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Employee was not entitled to exercise an Option at the date of such termination, and to the extent that he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (3) In the event of an Employee's death, the Employee's estate or a person who acquired the right to exercise the deceased Employee's Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and, unless determined otherwise by the Committee, only to the extent that the Employee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Employee was not entitled to exercise an Option at the date of death, and to the extent that the Employee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (4) Except as otherwise provided, in no event shall any Option be exercisable at any time after its expiration date.

         (5) On a case-by-case basis, the Committee may, in its sole discretion, accelerate the schedule of the time or times when an Option granted under this Plan may be exercised or extend the period for exercise to a time after the expiration date. Unless otherwise determined by the Committee at the time of grant, each Option shall provide that in the event of a change in control of the Company (as specified by the Committee), any Employee's Options will become exercisable in full if, within twenty-four
              (24) months after a change in control of the Company (as specified by the Committee), the Employee's employment is terminated without cause or the Employee resigns due to certain involuntary relocations or reductions in compensation, as specified by the Committee. Each Option granted under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

    (i) The Options granted hereunder may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Employee, only by the Employee and only during such person's Continuous Status as an Employee, except as provided in subparagraph (h) above.

    (j) If the Employee sells, exchanges or otherwise disposes of shares acquired upon exercise of an incentive stock option within two (2) years of the date of grant, or one (1) year after the date of exercise, the Employee shall be required to notify the Company promptly in writing and disclose the amount of gain or loss resulting from the sale, exchange or other disposition of his or her stock.

7.  STOCK GRANTS.

    The Committee may, in its discretion, award a Stock Grant to an Employee in furtherance of the Plan's purposes; provided, however, that no Employee shall be eligible to receive a Stock Grant for more than fifty (50) shares of Company Common Stock in any calendar year. An Employee receiving a Stock Grant shall be entitled to all of the rights and privileges in the Common Stock awarded as of the date on which the award is made. Unless the issuance of shares pursuant to a Stock Grant is registered or exempt under federal or state securities laws, the Employee shall be required to give an investment representation at the time of grant, and transfer of the shares shall be appropriately restricted.

8.  GRANTS OF RESTRICTED STOCK.

    (a) The Committee may, in its discretion and in furtherance of the purposes of the Plan, grant Restricted Stock to an Employee. With respect to awards of Restricted Stock, the Committee shall:

        (i)   Select the Employees to whom grants will be made (the
              "Participants");

       (ii)   Determine the number of shares to be awarded;

      (iii) Determine the length of the restricted period, if any, and the performance and employment conditions under which the Restricted Stock may be forfeited to the Company, if any;

       (iv) Determine the purchase price, if any, to be paid by the Participant for such Restricted Stock; and

        (v)   Determine any restrictions other than those set forth in this
              Section 8.

    (b) The terms of each award of Restricted Stock shall be set forth in a written award agreement (the "Award Agreement") and a certificate representing the number of shares of Common Stock granted shall be issued to the Participant as the registered owner. The certificate representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the restricted period and shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company. Such certificates shall be held in the custody of the Company until the restricted period expires or until all restrictions thereon otherwise lapse.

    (c) Subject to the restrictions set forth in this Section 8 or in the Award Agreement, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

    (d) The Award Agreement may provide, or the Committee may subsequently determine in its discretion, that, in the case of death, Disability or other special circumstances, any or all restrictions then applicable to a Participant's Restricted Stock be waived.

    (e) The Committee may, in its sole discretion, declare the restrictions applicable to shares of Restricted Stock to lapse in the event of a change in control of the Company (as specified by the Committee), in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the Restricted Stock as of the date of said change in control and certificates representing such shares shall be delivered to the Participants.

    (f) Except as otherwise provided in this Section 8 or in the Award Agreement, no shares of Restricted Stock shall be sold, exchanged, transferred, pledged or otherwise disposed of during the restricted period.

    (g) With respect to any number of shares of Restricted Stock as to which the restrictions imposed hereunder shall have lapsed, the restrictive legend shall be removed and a new certificate representing the shares shall be delivered to the Participant. The Committee may, in its sole discretion, modify or cancel the restrictions imposed on Restricted Stock or otherwise accelerate the vesting of shares of Restricted Stock.

9.  TERMINATION.

    Unless sooner terminated by action of the Board of Directors of the Company, the Plan shall terminate ten (10) years from its effective date. Options outstanding under the Plan at the time of termination shall remain in effect until exercise or expiration.

Restricted Stock outstanding under the Plan at the time of termination shall remain subject to the restrictions imposed at the time of grant until the restricted period expires or until all conditions with respect thereto otherwise lapse or are satisfied.

10. EFFECTIVE DATE; SHAREHOLDER APPROVAL.

    The Plan became effective on September 7, 1988, the date of its adoption by the Board of Directors of the Company, and was approved by the Company's stockholders on May 16, 1989. The effective date of each amendment to the Plan shall be the date of adoption of such amendment by the Board of Directors of the Company; provided, however, that in the event the shareholders of the Company shall not approve any amendment to the Plan which is determined by the Board of Directors to require approval by the shareholders, such amendment shall be of no effect and no Stock Grant, grant of Restricted Stock or Option previously granted shall be effective if the authorization of the grant thereof was contingent on the effectiveness of such amendment or shall otherwise be benefited or altered by such amendment. No Stock Grants or grants of Restricted Stock shall be made under the Plan until shareholder approval of the Plan amendments authorizing such grants is obtained.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
    SALE.

(a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and each outstanding grant of Restricted Stock, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no awards have been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the exercise price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Company's Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each holder the right to exercise his or her Option as to all or any part of the underlying Common Stock prior to such expiration, including shares as to which the Option would not otherwise be exercisable.

(c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Committee may, in lieu of such assumption or substitution, provide for the Option holder to have the right to exercise the Option as to all or a portion of the underlying Common Stock, including shares as to which it would not otherwise be exercisable. If the Committee makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the holder that the Option shall be exercisable for such period as the Committee may designate, and the Option will terminate upon the expiration of such period. For the purposes of this Section 11(c), the Option shall be considered assumed if, immediately following the merger or sale of assets, the Option confers the right to receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the Option holder, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12. AMENDMENT.

    The Board of Directors may amend the Plan at any time as determined to be in the best interests of the Company. The Board of Directors shall not, however, without shareholder approval, increase the maximum number of shares subject to the Plan or restrict the class of management and other key employees eligible to be awarded Stock Grants, Restricted Stock or Options under the Plan.

                                                                 (RENEWAL GRANT)

                                 CRAY RESEARCH, INC.
                                 AMENDED AND RESTATED
                           1989 EMPLOYEE BENEFIT STOCK PLAN

                        INCENTIVE STOCK OPTION GRANT AGREEMENT

     Cray Research, Inc., a Delaware corporation (the "Company"), has granted to the Optionee named on the attached NOTICE OF GRANT OF STOCK OPTION AND GRANT AGREEMENT (the "NOTICE") which is incorporated herein by reference, an option to purchase the total number of shares of Common Stock and at the price determined, both as set forth on the attached NOTICE, and in all respects subject to the terms, definitions and provisions of the Amended and Restated 1989 Employee Benefit Stock Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

    By signing the NOTICE, Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

    1. NATURE OF THE OPTION. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    2. EXERCISE PRICE. The exercise price for each share of Common Stock is as set forth in the attached NOTICE, which price is not less than the fair market value per share of the Common Stock on the date of grant.

    3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan as follows:

         (a)  RIGHT TO EXERCISE.

             (i) Subject to subsection 3(a) (ii) and (iii), below, this Option shall be exercisable to the extent of two percent (2%) of the Shares subject to the Option per month on each anniversary of the date of grant as set forth in the attached NOTICE.

            (ii)   This Option may not be exercised for a fraction of a share.

           (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8, and 9 below.

         (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice. Such notice shall be in the form attached hereto as Exhibit A. The notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.

    4. OPTIONEE'S REPRESENTATIONS. In the event the shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form of Exhibit B, (available in Stock Administration) and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

    5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

             (i)   cash; or

            (ii)   check; or

           (iii) surrender of other Shares of Common Stock of the Company with a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised which, in the case of shares acquired previously upon exercise of an option have been owned by the Optionee for more than six (6) months on the date of surrender; or

            (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

    6.   RESTRICTIONS ON EXERCISE.     This Option may not be exercised until
such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    7. TERMINATION OF STATUS AS AN EMPLOYEE. If Optionee ceases to serve as an Employee, he or she may, but only within three (3) months after the date he or she ceases to be an Employee of the Company, exercise this Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, or if he or she does not exercise this Option within the time specified herein, the Option shall terminate.

    8. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 7 above, if Optionee is unable to continue his or her employment with the Company as a result of his or her Disability, the Optionee may, but only within twelve
(12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise the Option at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option within the time specified herein, the Option shall terminate.

    9. DEATH OF OPTIONEE. In the event of the death of Optionee during the term of this Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued as of the date of death.

    10. NON-TRANSFERABILITY OF OPTION. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    11. TERM OF OPTION. This Option may not be exercised more than ten (10) years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

    12. EARLY DISPOSITION OF STOCK. Optionee understands that if he or she disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him or her, the Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the difference between the exercise price and the lower of the fair market value of the Shares at the date of the exercise or the amount realized from the sale or exchange, if applicable. Different rules may apply upon early disposition by an Optionee who is subject to Section 16 of the

Securities Exchange Act of 1934, as amended (the "1934 Act"). Such an Optionee should consult his or her own tax advisor prior to exercising an Option with respect to unvested Shares, or prior to any exercise of an Option. Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition. Optionee understands that if he or she sells or exchanges such Shares at any time after the expiration of such two-year and one-year holding periods, any gain or loss recognized on such sale will be taxed as long-term capital gain or loss. Currently, the maximum federal tax rate on net capital gain is 28%. Changes in the Internal Revenue Code of 1986 enacted after the date hereof may result in changes to Section 12.

    13.  ACCELERATION UPON CHANGE OF CONTROL.  Notwithstanding provisions of
Section 3(a) with respect to option exercisability, in the event of a Change of Control of the Company, this Option shall automatically become exercisable in full if, within twenty-four (24) months after a Change of Control Date, (i) the Optionee is involuntarily terminated by the Company or any successor company (hereinafter, the "Employer") without Cause or (ii) the Optionee voluntarily resigns from the Employer for Good Reason.

    14. DEFINITIONS. For purposes of Section 13, the terms "Cause," "Change of Control," "Change of Control Date," and "Good Reason" shall have the meanings set out below:

         (a) "Cause" means the termination of employment of an Optionee shall have taken place as a result of:

             (i) an act or acts of dishonesty undertaken by such Optionee and intended to result in gain or personal enrichment of the Optionee, or

            (ii) persistent failure to perform the duties and obligations of such Optionee which is not remedied in a reasonable period of time after receipt of written notice from the Employer, or

           (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, or

            (iv) use, sale or distribution of illegal drugs on the Employer's premises, or

             (v) threatening, intimidating, or coercing or harassing fellow employees, or

            (vi)   the conviction of such Optionee of a felony.

         (b)  "Change of Control" of the Company means:

             (i) the acquisition by any Person (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) as Beneficial Owner (as such term is used in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding shares of capital stock of the Company's then outstanding securities with respect to the election of the directors of the Board.

            (ii) During any period of three (3) consecutive years individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

         Notwithstanding the foregoing, neither the merger of Cray Research, Inc. and C Acquisition Corporation or any other transaction contemplated by the Agreement and Plan of Reorganization and Merger dated as of February 26, 1996 by and among Silicon Graphics, C Acquisition Corporation and Cray Research, Inc. (the "Merger Agreement"), shall constitute a "Change of Control" as defined herein.

         (c) "Change of Control Date" means the effective date of the Change of Control or such date which the Board shall, by resolution, deem to be the Change of Control Date.

         (d) "Good Reason" for voluntary resignation means (i) the Employer reduces by ten percent (10%) or more the Optionee's compensation at the rate in effect immediately prior to the Change of Control or (ii) without the Optionee's express written consent, the Employer requires the Optionee to change the location of his or her job or office, so that he or she will be based at a location more then fifty (50) miles from the location of his or her job or office immediately prior to the Change of Control. For these purposes, "Compensation" includes base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Employer as consideration for the Optionee's service.